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                                                                    EXHIBIT 23.1



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated November 15, 2000 included in the Rawlings Sporting Goods Company, Inc. Form 10-K for the year ended August 31, 2000 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen
St. Louis, Missouri
September 25, 2001